SUB ITEM 77C

The shareholders of the Technology Series, a series of MFS/Sun Life Series Trust (the Trust), held a special meeting of shareholders on August 15, 2006. Shareholders represented in person or by proxy voted as follows:

Item 1: To approve a change to the Funds sub classification under the Investment Company Act of 1940 from a diversified company to a non diversified company.

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                         Shares % of Shares Outstanding

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For                                   17,595,735.63           86.050%
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Against                               1,790,756.31            8.758%
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Abstain                               1,061,697.75            5.192%
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Total                                 20,448,189.69          100.000%
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Item 2: To approve an  amendment  to the Funds  fundamental  investment policy concerning concentration.

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                         Shares % of Shares Outstanding

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For                                   17,435,948.03        85.269%
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Against                               1,941,685.55         9.496%
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Abstain                               1,070,556.11        5.235%
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Total                                 20,448,189.69       100.000%
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